EXHIBIT 10.3
FIRST AMENDMENT TO
COOPER INDUSTRIES, LTD.
AMENDED AND RESTATED
DIRECTORS’ STOCK PLAN
(November 4, 2008 Restatement)
WHEREAS, the Company maintains the Cooper Industries, Ltd. Amended and Restated Directors’ Stock Plan – November 4, 2008 Restatement (the “Stock Plan”); and
WHEREAS, the Company’s Board of Directors has approved amending the Stock Plan to eliminate income deferrals under the Stock Plan other than for Restricted Stock Units, amend the vesting period for Restricted Stock Units to provide that Restricted Stock Units will vest 100% when a director ceases to serve on the Board, and clarify that all Restricted Stock Units granted to a director are credited to the director’s account so as to be eligible for dividend equivalent accruals;
RESOLVED, effective as of February 9, 2009, the Stock Plan is hereby amended as follows:
1.	The following sentence shall be added at the end of Section 5.1 of the Stock Plan:

Notwithstanding any other provision of this Plan, no Deferral Election may be made with respect to any Stock Award with a Grant Date after January 2, 2009.

2.	Section 6.1 of the Stock Plan is hereby amended in its entirety to read as follows:

Each Restricted Stock Unit represents the right to receive one share of Common Stock upon the Participant ceasing to serve on the Board for any reason (“Restricted Stock Unit”). A Participant cannot exchange his or her Restricted Stock Units for shares of Common Stock prior to such Participant ceasing to serve on the Board. The Company shall maintain on behalf of each Participant an account and credit to the account any Restricted Stock Units granted to such Participant. Restricted Stock Units shall remain unvested while a Participant continues to serve on the Board. When a Participant ceases his or her service on the Board for any reason, all unvested Restricted Stock Units shall immediately vest as of the date of the Participant’s Separation from Service.
COOPER INDUSTRIES, LTD.

By:	/s/ James P. Williams James P. Williams
Senior Vice President
Human Resources